Exhibit 99.1

NEW SOUTHERN BANK

Financial Statements

December 31, 2004 and 2003

(With Independent Accountants’ Report Thereon)

NEW SOUTHERN BANK

FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2004

Thigpen, Jones, Seaton & Co.,
P.C.

CERTIFIED PUBLIC ACCOUNTANTS
BUSINESS CONSULTANTS
1004 Hillcrest Parkway • P.O. Box 400
Dublin, Georgia 31040-0400

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

New Southern Bank

We have audited the balance sheets of New Southern Bank as of December 31, 2004 and 2003, and the related statements of income (loss), changes in shareholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the  financial statements referred to above present fairly, in all material respects, the financial position of New Southern Bank at December 31, 2004 and 2003, and the  results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ THIGPEN, JONES, SEATON & CO., PC

January 26, 2005
Dublin, Georgia

NEW SOUTHERN BANK

BALANCE SHEETS

	As of December 31,
	2004	2003
Assets

Cash and due from banks	$5,275,001	$3,640,820
Federal funds sold	4,556,000	7,268,000
Total cash and cash equivalents	9,831,001	10,908,820
Securities available for sale, at fair value	19,135,653	11,642,062
Federal Home Loan Bank stock, restricted, at cost	1,186,600	300,000
Loans held for sale	890,529	—
Loans, net of unearned income	228,282,068	135,832,373
Less - allowance for loan losses	(2,800,000)	(1,555,000)
Loans, net	225,482,068	134,277,373
Bank premises and equipment, net	4,608,777	3,041,471
Accrued interest receivable	1,157,596	609,462
Other assets	1,024,796	500,771
Total Assets	$263,317,020	$161,279,959

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$16,947,999	$11,110,944
Interest bearing	204,300,185	129,109,068
Total deposits	221,248,184	140,220,012

Federal funds purchased	—	—
FHLB borrowings	19,200,000	6,000,000
Accrued interest payable	663,695	587,949
Accrued expenses and other liabilities	239,393	69,135
Total liabilities	20,103,088	6,657,084
Shareholders’ Equity:
Common stock, $5 par value, authorized 10,000,000 shares, issued and outstanding 1,736,054 in 2004 and 1,355,102 in 2003	8,680,270	6,775,510
Preferred stock, authorized 2,000,000 shares, outstanding -0- shares	—	—
Paid-in capital surplus	12,047,356	7,971,768
Retained earnings	1,353,621	(308,779)
Accumulated other comprehensive income (loss)	(115,499)	(35,636)
Total shareholders’ equity	21,965,748	14,402,863
Total Liabilities and Shareholders’ Equity	$263,317,020	$161,279,959

See Accompanying Notes to Financial Statements

NEW SOUTHERN BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Common Stock	Paid-in Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total

Balance, December 31, 2001	$4,000,000	$4,000,000	$(472,076)	$—	$7,527,924
Cash dividends	—	—	—	—	—
Comprehensive income:
Net income (loss)	—	—	(745,168)	—	(745,168)
Valuation allowance adjustment on securities available for sale	—	—	—	99,180	99,180
Total comprehensive income					(645,988)
Issuance of Common stock	—	—	—	—	—
Balance, December 31, 2002	4,000,000	4,000,000	(1,217,244)	99,180	6,881,936
Cash dividends	—	—	—	—	—
Comprehensive income:
Net income	—	—	908,465	—	908,465
Valuation allowance adjustment on securities available for sale	—	—	—	(134,816)	(134,816)
Total comprehensive income					773,649
Issuance of Common stock	2,775,510	3,971,768	—	—	6,747,278
Balance, December 31, 2003	6,775,510	7,971,768	(308,779)	(35,636)	14,402,863
Cash dividends	—	—	—	—	—
Comprehensive income:
Net income	—	—	1,662,400	—	1,662,400
Valuation allowance adjustment on securities available for sale	—	—	—	(79,863)	(79,863)
Total comprehensive income					1,582,537
Issuance of Common stock	1,904,760	4,075,588	—	—	5,980,348
Balance, December 31, 2004	$8,680,270	$12,047,356	$1,353,621	$(115,499)	$21,965,748

See Accompanying Notes to Financial Statements

NEW SOUTHERN BANK

STATEMENTS OF INCOME (LOSS)

	Years Ended December 31,
	2004	2003	2002
Interest and Dividend Income:
Interest and fees on loans	$10,040,299	$5,744,510	$2,328,704
Interest on securities:
Taxable income	456,286	288,311	239,615
Non-taxable income	38,292	—	—
Income on federal funds sold	35,866	34,032	53,486
Other interest income	20,186	8,897	187
Total interest and dividend income	10,590,929	6,075,750	2,621,992

Interest Expense:
Deposits	3,014,761	2,096,137	1,064,377
FHLB borrowings	212,221	48,049	—
Federal funds purchased	14,063	4,801	2,751
Other interest expense	—	—	—
Total interest expense	3,241,045	2,148,987	1,067,128

Net interest income before provision for loan losses	7,349,884	3,926,763	1,554,864
Less - provision for loan losses	1,376,596	807,696	725,000
Net interest income after provision for loan losses	5,973,288	3,119,067	829,864

Noninterest Income:
Service charges on deposit accounts	241,024	134,684	41,699
Other service charges, commissions and fees	46,221	33,119	14,502
Gain on sales / calls of investment securities	—	23,822	—
Other income	99,292	19,982	13,986
Total noninterest income	386,537	211,607	70,187

Noninterest Expense:
Salaries	1,491,334	1,076,176	740,405
Employee benefits	486,206	199,300	140,742
Net occupancy expense	201,824	152,245	73,031
Equipment rental and depreciation of equipment	184,330	155,097	95,254
Loss on sales of assets	—	—	10,910
Other expenses	1,395,927	855,181	580,297
Total noninterest expense	3,759,621	2,437,999	1,640,639

Income Before Income Taxes	2,600,204	892,675	(740,588)
Provision for (benefit of) income taxes	937,804	(15,790)	4,580
Net Income (Loss)	$1,662,400	$908,465	$(745,168)

Earnings per share:
Basic	$1.06	$0.77	$(0.93)
Diluted	$1.00	$0.73	$(0.93)

See Accompanying Notes to Financial Statements

NEW SOUTHERN BANK

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2004	2003	2002
Cash Flows from Operating Activities:
Net income (loss)	$1,662,400	$908,465	$(745,168)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	1,376,596	807,696	725,000
Depreciation	221,305	182,507	111,211
Net amortization of securities	81,601	51,668	101,419
Loss on sales of assets	—	—	10,910
Gain on sales / calls of investment securities	—	(23,822)	—
Loans held for sale	(890,529)	—	—
Changes in accrued income and other assets	(1,072,159)	(684,753)	(334,232)
Changes in accrued expenses and other liabilities	287,146	139,027	443,042
Net cash provided by operating activities	1,666,360	1,380,788	312,182

Cash Flows from Investing Activities:
Net change in loans to customers	(92,581,291)	(67,373,602)	(66,048,577)
Purchase of available for sale securities	(8,761,195)	(11,737,152)	(4,825,252)
Sales of securities available for sale	497,500	2,641,848	—
Proceeds from maturities/calls of available for sale securities	2,145,000	3,569,793	1,552,347
Purchase of mortgage backed securities	(2,999,500)	—	—
Proceeds from paydowns on mortgage-backed securities	1,421,998	—	—
Purchase of debt securities	—	(250,000)	—
Purchase of FHLB stock	(886,600)	(274,800)	(25,200)
Property and equipment expenditures	(1,788,611)	(146,258)	(2,337,211)
Proceeds from sales of assets	—	—	65,000
Net cash used in investing activities	(102,952,699)	(73,570,171)	(71,618,893)

Cash Flows from Financing Activities:
Net change in deposits	81,028,172	69,514,423	65,664,073
Net increase (decrease) in federal funds purchased	—	(1,500,000)	1,500,000
FHLB borrowings	13,200,000	6,000,000	—
Proceeds from issuance of common stock	5,980,348	6,747,278
Cash dividends paid	—	—	—
Net cash provided by financing activities	100,208,520	80,761,701	67,164,073
Net Increase (Decrease) in Cash and Cash Equivalents	(1,077,819)	8,572,318	(4,142,638)
Cash and Cash Equivalents, Beginning of Year	10,908,820	2,336,502	6,479,140
Cash and Cash Equivalents, End of Year	$9,831,001	$10,908,820	$2,336,502

See Accompanying Notes to Financial Statements

NEW SOUTHERN BANK

NOTES TO FINANCIAL STATEMENTS

A.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.               Reporting Entity - The Company began operation on December 10, 2001 as New Southern Bank and operates as a state chartered bank in Macon, Georgia. In November 2000, the organizers of the Company began the process of establishing the Company.  From that time until commencement of operations, the proposed Company was a development stage enterprise.  The Company provides a variety of financial services to individuals and small businesses through its office in Middle Georgia.  Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are commercial real estate loans.

At the April 27, 2004 Annual Meeting of Shareholders, the shareholders approved the proposal to reorganize the Bank into a holding company structure by virtue of a share exchange whereby each share of Bank common stock issued and outstanding was to be converted into and exchanged for the right to receive one share of NSB Holdings, Inc. common stock.  NSB Holdings, Inc. is a company organized by the Bank for the purpose of serving as its holding company. The share exchange was consummated on January 3, 2005, and NSB Holdings, Inc. effective as of that date became the holding company for New Southern Bank.  New Southern Bank common stock is NSB Holdings’ only significant asset.  No changes in the management or business strategy of the Bank have occurred or will occur as a result of the holding company reorganization.

2.               Securities - The classification of securities is determined at the date of purchase.  Gains or losses on the sale of securities are recognized on a specific identification basis.

Securities available for sale, primarily debt securities, are recorded at fair value with unrealized gains or losses (net-of-tax effect) excluded from earnings and reported as a component of shareholders’ equity.  Securities available for sale will be used as a part of the Company’s interest rate risk management strategy and may be sold in response to changes in interest rates, changes in prepayment risk and other factors.

Held to maturity securities, primarily debt securities are stated at cost, net of the amortization of premium and the accretion of discount.  The Company intends and has the ability to hold such securities on a long-term basis or until maturity.

Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by issuers of the securities.  Mortgage-backed securities are carried at unpaid principal balances, adjusted for unamortized premiums and unearned discounts.

The market value of securities is generally based on quoted market prices.  If a quoted market price is not available, market value is estimated using quoted market prices for similar securities.

Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to initial call date, if applicable.

3.     Loans and Interest Income - Loans are stated at the amount of unpaid principal, reduced by net deferred loan fees, unearned discount and a valuation allowance for possible loan losses.  Interest on simple interest installment loans and other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due.  When interest accrual is discontinued, all unpaid accrued interest is reversed.  Interest income is subsequently recognized only to the extent cash payments are received.

Fees on loans and costs incurred in origination of loans are recognized at the time the loan is recorded.  Because loan fees are not significant and the majority of loans have maturities of one year or less, the results of this method of accounting are not materially different than the results which would be obtained by accounting for loan fees and costs in accordance with accounting principles generally accepted in the United States of America.

4.               Loans Held For Sale - Loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or fair value, as determined by aggregate outstanding commitments from investors or current investor yield requirements. Net unrealized losses are recognized through a valuation allowance by charges to income.

5.               Allowance for Loan Losses - The allowance for loan losses is available to absorb losses inherent in the credit extension process.  The entire allowance is available to absorb losses related to the loan and lease portfolio and other extensions of credit, including off-balance sheet credit exposures.  Credit exposures deemed to be uncollectible are charged against the allowance for loan losses.  Recoveries of previously charged-off amounts are credited to the allowance for loan losses.  Additions to the allowance for credit losses are made by charges to the provision for credit losses.

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio.  The amount of the allowance is based on management’s evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions and other risks inherent in the portfolio.  Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows.  Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term.  However, the amount of the change that is reasonably possible cannot be estimated.

A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed.  Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent.  Substantially all of the Company’s loans that have been identified as impaired have been measured by the fair value of existing collateral.

Large groups of smaller balance homogenous loans are collectively evaluated for impairment.  Accordingly, the Company does not separately identify individual consumer loans for impairment disclosures.

6.               Premises and Equipment - Premises and equipment are stated at cost, less accumulated depreciation.  Depreciation is charged to operating expenses over the estimated useful lives of the assets and is computed on the straight-line method.  Costs of major additions and improvements, including interest are capitalized.  Expenditures for maintenance and repairs are charged to operations as incurred.  Gains or losses from disposition of property are reflected in operations and the asset account is reduced.

7.               Income Taxes – The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

8.               Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, highly liquid debt instruments purchased with an original maturity of three months or less and federal funds sold.  Generally, federal funds are purchased and sold for one-day periods.  Interest bearing deposits in other Company’s with original maturities of less than three months are included.

9.               Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions.  In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

The Company’s loans are generally secured by specific items of collateral including real property, consumer assets and business assets.  Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on local economic conditions.

While management uses available information to recognize losses on loans, reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

10.         Advertising Costs – It is the policy of the Company to expense advertising costs as they are incurred.  The Company does not engage in any direct-response advertising and accordingly has no advertising costs reported as assets on its balance sheet.  Amounts charged to advertising expense are as follows:

	Years Ended December 31,
	2004	2003	2002

Advertising cost	$130,183	$87,149	$79,541

11.         Officer and Organizer Stock Option Plan – Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.  However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, whereby compensation cost is the excess, if any, of the quoted market price of stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock.  The Company has elected to continue with the accounting methodology in Opinion No. 25.  Stock options issued under the Company’s stock option plan have no intrinsic value at the grant date, and under Opinion No. 25, no compensation cost is recognized for them.

Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method prescribed by SFAS No. 123, the Company’s net income and earnings per share would have been adjusted to the pro forma amounts indicated below:

	Years Ended December 31,
	2004	2003	2002
Net income (loss), as reported	$1,662,400	$908,465	$(745,168)
Additional expense had the Corporation adopted SFAS No. 123	—	—	—
Related tax benefit	—	—	—
Pro forma net income (loss)	$1,662,400	$908,465	$(745,168)
Earnings per share:
Basic, as reported	$1.06	$0.77	$(0.93)
Basic, pro forma	$1.06	$0.77	$(0.93)
Diluted, as reported	$1.00	$0.73	$(0.93)
Diluted, pro forma	$1.00	$0.73	$(0.93)

The pro forma disclosures include the effects of all awards granted on or after January 1, 1995.  Options were not granted in any year shown above except for 2002.  Additional expense would not have been recognized under SFAS No. 123 related to options granted in 2002 due to the fair value calculations as of December 31, 2002 resulted in a fair value that was not greater than the exercise price.  The most significant factor in the calculations was that as of December 31, 2002, the Company had been in operation for only one year and had sustained cumulative net losses of $1,217,244.

12.         Income (Loss) per Common Share – Basic income (loss) per share represents income (loss) allocable to common shareholders divided by the weighted-average number of common shares outstanding during the period.  Diluted income (loss) per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to loss that would result from the assumed conversion.  Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method. Income (loss) per common share has been computed based on the following:

	Years Ended December 31,
	2004	2003	2002
Net income (loss)	$1,662,400	$908,465	$(745,168)
Less: Preferred stock dividends	—	—	—
Net income (loss) applicable to common stock	$1,662,400	$908,465	$(745,168)
Average number of common shares outstanding	1,562,655	1,185,989	800,000
Effect of dilutive options, warrants, etc.	99,510	60,029	—
Average number of common shares outstanding used to calculate diluted earnings per common share	1,662,165	1,246,018	800,000

13.         Comprehensive Income –The Company adopted SFAS No. 130, “Reporting Comprehensive Income” as of January 1, 2002.  Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on available–for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.  The adoption of SFAS No. 130 had no effect on the Company’s net income or shareholders’ equity.  The components of other comprehensive income and related tax effects are as follows:

	Years Ended December 31,
	2004	2003	2002
Unrealized holding gains (losses) on available-for-sale securities	$(121,005)	$(228,089)	$150,273
Reclassification adjustment for gains realized in income	—	23,822	—
Net unrealized gains (losses)	(121,005)	(204,267)	150,273
Tax effect	41,142	69,451	(51,093)
Net-of-tax amount	$(79,863)	$(134,816)	$99,180

B.            INVESTMENT SECURITIES

Debt and equity securities have been classified in the balance sheet according to management’s intent.  The following table reflects the amortized cost and estimated market values of investments in debt securities.   In addition, gross unrealized gains and gross unrealized losses are disclosed, in accordance with Statement of Position 90-11 of the American Institute of Certified Public Accountants, which is effective for financial statements covering fiscal years ending after December 15, 1990.

AVAILABLE FOR SALE: December 31, 2004	Amortized Cost	Unrealized Gains	Unrealized Losses	Estimated Market Value
Non-mortgage backed debt securities of :
U.S. Treasury obligations	$—	$—	$—	$—
U.S. Government agencies	9,491,536	4,380	(94,826)	9,401,090
State and political subdivisions	2,288,901	21,528	(39,256)	2,271,173
Other investments	250,000	—	—	250,000
Total non-mortgage backed debt securities	12,030,437	25,908	(134,082)	11,922,263
Mortgage backed securities	7,280,215	28,808	(95,633)	7,213,390
Total	$19,310,652	$54,716	$(229,715)	$19,135,653

December 31, 2003
Non-mortgage backed debt securities of :
U.S. Treasury obligations	$—	$—	$—	$—
U.S. Government agencies	5,692,356	10,817	—	5,703,173
State and political subdivisions	—	—	—	—
Other investments	250,000	—	—	250,000
Total non-mortgage backed debt securities	5,942,356	10,817	—	5,953,173
Mortgage backed securities	5,753,700	—	(64,811)	5,688,889
Total	$11,696,056	$10,817	$(64,811)	$11,642,062

There were no securities held to maturity as of December 31, 2004 and 2003.

The book and market values of pledged securities were as follows:

	December 31,
	2004	2003
Book value	$3,509,353	$3,357,781
Market value	$3,461,817	$3,360,922

The amortized cost and estimated market value of debt securities available for sale, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties.

	Available for Sale
December 31, 2004	Amortized Cost	Estimated Market Value
Non-mortgage backed securities:
Due in one year or less	$—	$—
Due after one year through five years	8,491,536	8,411,079
Due after five years through ten years	1,600,000	1,571,177
Due after ten years	1,938,901	1,940,007
Total non-mortgage backed securities	$12,030,437	$11,922,263

December 31, 2003	Amortized Cost	Estimated Market Value
Non-mortgage backed securities:
Due in one year or less	$251,735	$254,570
Due after one year through five years	4,935,186	4,939,299
Due after five years through ten years	505,435	509,304
Due after ten years	250,000	250,000
Total non-mortgage backed securities	$5,942,356	$5,953,173

The market value is established by an independent pricing service as of the approximate dates indicated. The differences between the book value and market value reflect current interest rates and represent the potential loss (or gain) had the portfolio been liquidated on that date. Security losses (or gains) are realized only in the event of dispositions prior to maturity.

At December 31, 2004, the Company did not hold investment securities of any single issuer, other than obligations of the U.S. Government agencies, whose aggregate book value exceeded ten percent of shareholders’ equity.

Information pertaining to securities with gross unrealized losses, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	December 31, 2004
	Less Than Twelve Months		More Than Twelve Months
Securities Available for Sale	Unrealized Losses	Estimated Market Value	Unrealized Losses	Estimated Market Value
Non-mortgage backed debt securities of :
U.S. Treasury obligations	$—	$—	$—	$—
U.S. Government agencies	(94,826)	8,406,985	—	—
State and political subdivisions	(39,256)	993,893	—	—
Other investments	—	—	—	—
Total non-mortgage backed debt securities	(134,082)	9,400,878	—	—
Mortgage backed securities	(22,768)	2,822,167	(72,865)	3,641,036
Equity securities	—	—	—	—
Total	$(156,850)	$12,223,045	$(72,865)	$11,993,330

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2004, no debt securities have unrealized losses with aggregate depreciation of 5% from the Company’s amortized cost basis.  In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and industry analysts’ reports. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available for sale, no declines are deemed to be other than temporary.

C.            LOANS

The following is a summary of the loan portfolio by principal categories:

	December 31,
	2004	2003

Commercial	$38,164,854	$41,588,000
Real estate - commercial	72,595,414	41,727,000
Real estate - construction	80,472,121	31,892,000
Real estate - mortgage	33,539,136	17,377,000
Installment loans to individuals	3,723,349	3,353,467
Total Loans	228,494,874	135,937,467
Less:
Unearned discount	(212,806)	(105,094)
Allowance for loan losses	(2,800,000)	(1,555,000)
Loans, net	$225,482,068	$134,277,373

Overdrafts included in loans were as follows:

	December 31,
	2004	2003

Overdrafts	$10,106	$21,641

D.    ALLOWANCE FOR LOAN LOSSES

A summary of changes in the allowance for loan losses of the Company is as follows:

	December 31,
	2004	2003	2002
Beginning Balance	$1,555,000	$750,000	$25,000
Add - provision for possible loan losses	1,376,596	807,696	725,000
Subtotal	2,931,596	1,557,696	750,000
Less:
Loans charged off	131,596	2,696	—
Recoveries on loans previously charged of	—	—	—
Net loans charged off	131,596	2,696	—
Balance, end of year	$2,800,000	$1,555,000	$750,000

The following is a summary of information pertaining to impaired and non-accrual loans:

December 31,
	2004	2003
Impaired loans without a valuation allowance	$—	$—
Impaired loans with a valuation allowance	—	—
Total impaired loans	$—	$—
Valuation allowance related to impaired loans	$—	$—

Total non-accrual loans	$137,314	$—
Total loans past-due ninety days or more and still accruing	$—	$—

Years Ended December 31,
	2004	2003	2002

Average investment in impaired loans	$—	$—	$—
Interest income recognized on impaired loan	$—	$—	$—
Interest income recognized on a cash basis on impaired loans	$—	$—	$—

E.            PREMISES AND EQUIPMENT

The following is a summary of asset classifications and depreciable lives for the Company:

		December 31,
	Useful Lives (Years)	2004	2003
Land		$1,132,162	$598,949
Banking house and improvements	8-40	2,295,395	1,787,909
Furniture and fixtures	5-10	1,206,586	899,897
Construction in progress		404,685	—
Automobile	5	71,734	30,484
Total		5,110,562	3,317,239
Less - accumulated depreciation		(501,785)	(275,765)
Bank premises and equipment, net		$4,608,777	$3,041,474

Depreciation included in operating expenses was as follows:

	Years Ended December 31,
	2004	2003	2002

Depreciation	$221,305	$182,507	$111,211

F.            DEPOSITS

The aggregate amount of time deposits exceeding $100,000 and deposit liabilities in NOW accounts are as follows:

	December 31,
	2004	2003

Time deposits exceeding $100,000	$103,844,317	$54,710,637
NOW Accounts	11,623,500	7,687,104

The scheduled maturities of time deposits are as follows:

December 31, 2004
2005	$120,288,420
2006	42,308,576
2007	2,456,648
2008	1,293,089
2009 and Thereafter	810,083
Total time deposits	$167,156,816

G.            BORROWINGS

From time to time, short-term borrowings in the form of Federal funds purchased are used to meet liquidity needs.  The Bank’s available federal fund lines of credit with correspondent banks and advances outstanding were as follows:

	December 31,
	2004	2003
Federal funds purchased lines available	$12,750,000	$7,250,000
Federal funds purchased outstanding	—	—

The Bank had advances from the Federal Home Loan Bank (the “FHLB”) as follows:

	December 31, 2004
	Due Date	Outstanding
Three month Libor plus fifty-two basis points, current rate 3.11%	July 7, 2008	$6,000,000
Three month Libor minus fifty basis points, current rate 2.01%*	July 18, 2007	$5,000,000
One month Libor plus five basis points, current rate 2.65%	October 20, 2006	$5,200,000
Overnight funds rate - 2.44%	Overnight	$3,000,000

* Convertible to fixed rate of 3.93% on June 19, 2005

Stock in the FHLB and a blanket lien on residential, multifamily and commercial loans with a carrying value of $36,990,621 secure the current advances. The Bank is required to maintain a minimum investment in FHLB stock of the lesser of 0.2% of total assets or $25,000,000, plus 4.5% of total advances while the advance agreement is in effect.

	December 31,
	2004	2003
FHLB stock	$1,186,600	$300,000

H.           PROVISION FOR INCOME TAXES

The provision for income taxes was computed as follows:

	Years Ended December 31
	2004	2003	2002
Current tax expense	$1,313,171	$340,538	$—
Deferred tax expense (benefit)	(375,367)	(356,328)	4,580
Net provision for (benefit of) income taxes	$937,804	$(15,790)	$4,580

Deferred income taxes are reflected for certain timing differences between book and taxable income and will be reduced in future years as these timing differences reverse.  At the present, these differences would generate a deferred tax asset and deferred tax benefit.

The reasons for the difference between the actual tax expense and tax computed at the federal income tax rate are as follows:

	Years Ended December 31
	2004	2003	2002
Tax on pretax income at statutory rate	$884,069	$303,511	$(251,800)
Effect of net operating loss carryovers	—	—	458,415
Benefit of net operating loss carryforward	—	29,907	—
State income taxes, net of federal benefit	112,533	29,157	—
Non-deductible business meals and entertainment	5,876	4,469	3,100
Non-deductible interest expense related to tax-exempt income	2,375	—	—
Non-deductible social club dues	5,463	3,430	—
Tax-exempt interest income	(15,570)	—	—
Effect of deferred tax attributes	(56,942)	(386,264)	(205,135)
Total	$937,804	$(15,790)	$4,580
Net effective tax rate	36.1%	-1.8%	-0.6%

The sources and tax effects of temporary differences that give rise to significant portions of deferred income tax liabilities (assets) are as follows:

	Years Ended December 31
	2004	2003	2002
Deferred Income Tax Assets:
Unrealized losses on securities available for sale	$59,500	$18,358	$—
Provision for loan losses	1,091,708	528,097	255,000
Net operatin loss	—	—	203,514
Organizational costs	32,366	41,863	56,217
Less - valuation allowance	(112,409)	(56,996)	(411,814)
Total deferred tax assets	1,071,165	531,322	102,917
Deferred Income Tax Liabilities:
Depreciation	(355,038)	(161,216)	(107,497)
Unrealized gains on available for sale securities	—	—	(51,093)
Total deferred tax liabilities	(355,038)	(161,216)	(158,590)
Net deferred tax asset (liability)	$716,127	$370,106	$(55,673)

I.     EMPLOYEE BENEFIT PLANS

The Company has a 401(k)-plan covering substantially all of its employees meeting age and length-of-service requirements.  Matching contributions to the plan are at the discretion of the Board of Directors.

Retirement plan expenses for administrative fees charged to operations and Company matching contributions were as follows:

	Years Ended December 31,
	2004	2003	2002

Administrative fees	$1,675	$1,125	$1,425
Company matching contributions	35,000	30,000	18,498

Officer and Organizer Stock Option Plan – The Company has a stock incentive plan which provides incentive stock options of up to 80,000 shares to be made available to officers of the Company.  The stock options are for ten years.  The stock options are exercisable beginning December 10, 2001 and ending on the tenth anniversary of the grant date, subject to continued employment of the officers.  No option granted under the Plan may be exercised more than ten years after the date on which the option is granted.

In addition, the Company offered stock warrants to its organizers to purchase an aggregate of 216,000 shares of the Company’s common stock.  The warrants were offered to the organizers to encourage their substantial long-term investment in the Company and in exchange for their personal guarantee of the Company’s lines of credit established to fund organizational expenses. The lines of credit were paid out once the Bank commenced operations and the organizers were released of their guarantees.  The number of shares subject to each warrant will be determined on a pro rata basis, based upon the number of shares purchased by each organizer.  The organizers’ rights under the warrants vest in annual one-third increments over a period of three years, beginning on the first anniversary of the date the Company first issued its common stock and will be exercisable after the vesting date at an exercise price of $10.00 per share.  As of December 31, 2004, all of the warrants were fully vested.  The warrants will expire ten years after they are issued.  The organizer warrants are not transferable.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	December 31,
	2004	2003	2002
Dividend yield	0.00%	0.00%	0.00%
Expected life	7 Years	8 Years	9 Years
Expected volatility	25.00%	25.00%	25.00%
Risk-free interest rate	2.25%	2.00%	1.75%

A summary of the status of the Company’s stock option plan is presented below:

	December 31,
	2004		2003		2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price

Outstanding at beginning of year	286,000	$10.27	286,000	$10.27	251,500	$10.00
Granted	—	—	—	—	34,500	12.25
Exercised	—	—	—	—	—	—
Forfeited	—	—	—	—	—	—
Outstanding at end of year	286,000	$10.27	286,000	$10.27	286,000	$10.27
Options exercisable at year-end	244,544	$10.08	161,322	$10.06	78,100	$10.00

Weighted-average fair value of options granted during the year	$—		$—		$—

Information pertaining to options outstanding is as follows:

December 31, 2004
	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$10.00	251,500	7	$10.00	236,300	$10.00
$12.25	34,500	8	$12.25	8,244	$12.25

J.     LIMITATION ON DIVIDENDS

The Board of Directors of any state-chartered Company in Georgia may declare and pay cash dividends on its outstanding capital stock without any request for approval of the Company’s regulatory agency if the following conditions are met:

•                  Total classified assets at the most recent examination of the Company do not exceed eighty (80) percent of equity capital.

•                  The aggregate amount of dividends declared in the calendar year does not exceed fifty (50) percent of the prior year’s net income.

•                  The ratio of equity capital to adjusted total assets shall not be less than six (6) percent.

As of January 1, 2005, the amount available for dividends without regulatory consent was $831,200.

K.            FINANCIAL INSTRUMENTS

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Company has in those particular financial instruments.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The Company does require collateral or other security to support financial instruments with credit risk.

Contract or Notional Amount
Financial instruments whose contract amount represent credit risk:
Commitments to extend credit	$40,815,000
Standby letters of credit	1,134,000
Total	$41,949,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.  The Company evaluates each customer’s creditworthiness on a case-by-case basis.  The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management’s credit evaluation.  Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party.  Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions.  All letters of credit are due within one year of the original commitment date.  The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

L.             RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company has direct and indirect loans outstanding to or for the benefit of certain executive officers and directors.  These loans were made on substantially the same terms as those prevailing, at the time made, for comparable loans to other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

The following is a summary of activity during 2004 with respect to such loans to these individuals:

Balances at Beginning of Year	$5,504,682
New loans	4,742,834
Repayments	2,403,322
Balances at End of Year	$7,844,194

The Company also had deposits from these related parties of approximately $2,451,735 at December 31, 2004.

M.         DISCLOSURES RELATING TO STATEMENTS OF CASH FLOWS

Interest and Income Taxes – Cash paid during the period for interest was as follows:

	Years Ended December 31,
	2004	2003	2002
Interest on deposits and borrowings	$3,165,299	$1,998,552	$630,128
Income taxes, net	$1,363,500	$335,500	$—

Other Non-Cash Transactions – Other non-cash transactions relating to investing and financing activities were as follows:

	Years Ended December 31,
	2004	2003	2002
Changes in unrealized gain/loss on investments	$(79,863)	$(134,816)	$99,180
Transfer of loans to other real estate and other assets	$—	$—	$—

N.            CREDIT RISK CONCENTRATION

The Company grants consumer, commercial and residential and commercial real estate loans to its customers. Although the Company has a diversified loan portfolio, a substantial portion of its debtors’ ability to honor their contracts is dependent on the area’s economic stability. The primary trade area is generally that area within fifty miles.

The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company, as a matter of policy, does not extend credit in excess of the legal lending limit to any single borrower or group of related borrowers.

The Company maintains its cash balances in various financial institutions. Accounts at each institution are secured by the Federal Deposit Insurance Company up to $100,000. Uninsured balances aggregate to $2,826,298 at December 31, 2004.

O.            FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures about Fair Value of Financial Instruments requires disclosure of fair value information about financial instruments, whether or not recognized on the face of the balance sheets, for which it is practicable to estimate that value.  The assumptions used in the estimation of the fair value of Company’s financial instruments are detailed below.  Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques.  The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  The following disclosures should not be considered as representative of the liquidation value of the Company, but rather a good-faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination, or issuance.

Cash and Short-Term Investments - For cash, due from banks, federal funds sold and interest-bearing deposits with other Companies, the carrying amount is a reasonable estimate of fair value.

Investment Securities Held to Maturity and Securities Available for Sale - Fair values for investment securities are based on quoted market prices.

Loans and Mortgage Loans Held for Sale - The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings.  For variable rate loans, the carrying amount is a reasonable estimate of fair value.

Deposit Liabilities - The fair value of demand deposits, savings accounts and certain money market deposits are the amount payable on demand at the reporting date.  The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Federal Funds Purchased - The carrying value of federal funds purchased approximates their fair value.

FHLB Advances - The fair value of the Company’s fixed rate borrowings are estimated using discounted cash flows, based on Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Long-Term Debt and Convertible Subordinated Debentures - Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written - Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

Limitations - Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument.  These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument.  Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are based on many judgments.  These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.  Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments.  Significant assets and liabilities that are not considered financial instruments include the mortgage banking operation, brokerage network, premises and equipment and goodwill.

The carrying amount and estimated fair values of the Company financial instruments are as follows:

	December 31,
	2004		2003
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets:
Cash and short-term investments	$9,831,001	$9,831,001	$10,908,820	$10,908,820
Securities available for sale	19,135,653	19,135,653	11,642,062	11,642,062
Loans	228,282,068	225,960,211	135,832,373	135,620,373
Liabilities:
Deposits	221,248,184	221,454,665	140,220,012	139,624,012
FHLB borrowings	19,200,000	19,200,000	6,000,000	6,000,000
Unrecognized financial instruments:
Commitments to extend credit	40,815,000	40,815,000	22,497,000	22,497,000
Standby letters of credit	1,134,000	1,134,000	1,111,000	1,111,000

P.             OPERATING EXPENSES

Components of other operating expenses greater than 1% of total interest income and other income are as follows:

	Years Ended December 31,
	2004	2003	2002
Advertising	$130,183	$87,149	$79,541
Brokerage fees	127,650	49,669	6,060
Data processing	178,416	116,542	63,138

Q.            REGULATORY MATTERS

The Company is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Company’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total risk-based and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined).  Management believes, as of December 31, 2004, the Company meets all capital adequacy requirements to which it is subject.  As of December 31, 2004, the most recent notification from the State Banking Department categorized the Company as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Company must maintain minimum total risk-based and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that notification that management believes have changed the institution’s category.

The Company’s actual capital amounts and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes			To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
December 31, 2004
Total Risk-Based Capital To
(Risk-Weighted Assets)	$24,881,000	10.21%	$19,495,397	>	8.0%	$24,369,246	>	10.0%

Tier I Capital To
(Risk-Weighted Assets)	22,081,000	9.06%	9,748,786	>	4.0%	14,623,179	>	6.0%

Tier I Capital To
(Average Assets)	22,081,000	8.91%	9,912,907	>	4.0%	12,391,134	>	5.0%

December 31, 2003
Total Risk-Based Capital To
(Risk-Weighted Assets)	$15,993,000	11.00%	$11,631,273	>	8.0%	$14,539,091	>	10.0%

Tier I Capital To
(Risk-Weighted Assets)	14,438,000	10.00%	5,775,200	>	4.0%	8,662,800	>	6.0%

Tier I Capital To
(Average Assets)	14,438,000	9.50%	6,079,158	>	4.0%	7,598,947	>	5.0%

R.            SEGMENT REPORTING

Reportable segments are strategic business units that offer different products and services.  Reportable segments are managed separately because each segment appeals to different markets and, accordingly, require different technology and marketing strategies.

The Company does not have any separately reportable operating segments.  The entire operations of the Company are managed as one operation.

S.              UNAUDITED QUARTERLY DATA

	Unaudited Quarterly Data Years Ended December 31
	2004				2003
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Interest and dividend income	$3,462,119	$2,795,326	$2,237,060	$2,096,424	$1,828,176	$1,656,429	$1,402,653	$1,188,492
Interest expense	(1,097,087)	(811,918)	(664,422)	(667,618)	(616,515)	(567,506)	(509,317)	(455,649)
Net interest income	2,365,032	1,983,408	1,572,638	1,428,806	1,211,661	1,088,923	893,336	732,843
Provision for loan losses	(484,596)	(532,500)	(187,000)	(172,500)	(207,196)	(220,500)	(212,500)	(167,500)

Net interest income after provision for loan loss	1,880,436	1,450,908	1,385,638	1,256,306	1,004,465	868,423	680,836	565,343
Noninterest income (charges)	144,879	89,628	89,183	62,847	57,178	55,699	58,952	39,778
Noninterest expenses	(1,114,839)	(915,858)	(923,647)	(805,277)	(700,192)	(610,005)	(590,451)	(537,351)

Income before income taxes	910,476	624,678	551,174	513,876	361,451	314,117	149,337	67,770
Provision for income taxes	(315,513)	(228,387)	(203,996)	(189,908)	(15,265)	24,417	6,638	—
Net Income	$594,963	$396,291	$347,178	$323,968	$346,186	$338,534	$155,975	$67,770

Earnings per common share:
Basic	0.34	0.24	0.24	0.24	0.30	0.25	0.14	0.08
Diluted	0.32	0.23	0.23	0.22	0.29	0.23	0.13	0.08